As Filed with the Securities and Exchange Commission on February 2, 2000
                                                     Registration No. 333-_____
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                          KENTUCKY ELECTRIC STEEL, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                        (State or other jurisdiction of
                         incorporation or organization)

                                   61-1244541
                      (I.R.S. Employer Identification No.)

                                  P.O. Box 3500
                          Ashland, Kentucky 41105-3500
                  (Address, including zip code, of registrant's
                          principal executive offices)

                1998 Employee Stock Option/Restricted Stock Plan
                            (Full Title of the Plan)

                                William J. Jessie
        Vice President, Secretary, Treasurer and Chief Financial Officer
                          Kentucky Electric Steel, Inc.
                                  P.O. Box 3500
                             Ashland, Kentucky 41105
                                 (606) 929-1222
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
=============================================================================================
                            Amount        Proposed Maximum    Proposed Maximum    Amount of
Title of Securities         to be         Offering Price         Aggregate       Registration
to be Registered(1)       Registered       Per Share(2)       Offering Price(2)      Fee
=============================================================================================
   Common Stock and
   Preferred Stock      245,000 Shares(3)      $2.52              $617,400           $163
   Purchase Rights
=============================================================================================

(1) Preferred Stock Purchase Rights are attached to and trade with the Common Stock, par value $.01 per share, of the Registrant (the "Common Stock"). Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.
(2) Computed pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 solely for the purpose of determining the registration fee. The proposed maximum aggregate offering price is computed upon the basis of the average high and low price of the Registrant's common stock reported in the consolidated reporting system as of January 26, 2000.
(3) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.               Incorporation of Documents by Reference.

                  The following documents filed by Kentucky Electric Steel, Inc. ("Kentucky Electric Steel," the "Company" or the "Registrant") pursuant to the Securities Exchange Act of 1934 ("1934 Act") (File No. 000-22416) are incorporated by reference into this Registration Statement:

                  (a)      Annual  Report on  Form 10-K  for  the  year    ended
September 25, 1999.

                  (b)      None.

                  (c)      (i)      The description of Kentucky Electric Steel's
                                    Common    Stock   as    contained   in   the
                                    Registrant's 1934 Act Registration Statement on Form 8-A dated and filed September 20, 1993, including any amendment or report filed for the purpose of updating such description.

                           (ii) The description of Kentucky Electric Steel's Preferred Stock Purchase Rights which is contained in the Registrants' 1934 Act Registration Statement on Form 8-A/A dated February 27, 1996 and filed March 1, 1996, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by Kentucky Electric Steel pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.               Description of Securities.

                  The securities to be offered are registered under Section 12(g) of the 1934 Act.

Item 5.               Interest of Named Experts and Counsel.

                  Not Applicable.

Item 6.               Indemnification of Directors and Officers.

                  (a) Section 145 of the Delaware General Corporation Law (the "DGCL") permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by officers or directors of a corporation in connection with actions, suits or proceedings in which such officers or directors are or were parties or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such persons are or were directors or officers of the corporation, or are or were serving at the request of the corporation as directors or officers of another corporation, partnership, joint venture, trust or other enterprise, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. However, in connection with actions by or in the right of the corporation, indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                  Section 145 also permits a corporation to purchase and maintain insurance on behalf of its directors against any liability that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not that corporation would have the power to indemnify such person against liabilities under the provisions of
Section 145. The directors and officers of the Company are covered under such an insurance policy. Section 145 further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or independent directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding office.

                  (b) Pursuant to Section 102(b)(7) of the DGCL, the Company's Certificate of Incorporation limits the personal liability of each of the Company's directors for monetary damages for breaches of fiduciary duty as a director except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit.

                  (c) Article VII of the Company's By-Laws provides that the Company will indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was an officer or director of the Company, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity includes expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner such reasonably believed to be in or not opposed to the Company's best interests and, for criminal proceedings, had no reasonably cause to believe that such conduct was unlawful. The Company also is required to indemnify officers and directors against expenses (including reasonably attorneys' fees) actually and reasonably incurred in an action by or in the right of the Company under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the Company. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the Company must indemnify such person against the expenses which such officer or director actually reasonably incurred.

                  (c) The Company has entered into a contract with each of its officers and directors requiring the Company to indemnify such persons and to advance litigation expenses to such persons to the fullest extent permitted by applicable law (which is discussed above in the first subsection of this Item
6). The contract also requires the Company to (i) indemnify such officers and directors upon receipt of an opinion of counsel in certain cases, (ii) pay indemnity demands pending and determination of entitlement thereto, and (iii) demonstrate, in any action brought hereunder, that such officer or director was not entitled to indemnification under applicable law.

Item 7.               Exemption from Registration Claimed.

                  Not applicable.

Item 8.               Exhibits.

                  Reference is made to the Exhibit Index.

Item 9.               Undertakings.

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file,  during  any  period in which  offers or
                  sales are being made, a post-effective amendment to this registration statement:

                                    (i)  To include  any  prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the  prospectus any facts
                  or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration   Fee"  table  in  the   effective   registration
                  statement;

                                    (iii) To include  any  material  information
                  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ashland, Commonwealth of Kentucky, on February 1, 2000.

                                     KENTUCKY ELECTRIC STEEL, INC.

                                     By:  /s/ Charles C. Hanebuth
                                         ---------------------------------------
                                           Charles C. Hanebuth
                                           President-and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Charles C. Hanebuth, and William J. Jessie, and each of them, severally, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in the undersigned's name, place and stead, any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission. Each of such attorneys-in-fact and agents shall have full power and authority to do and perform, in the name of and on behalf of the undersigned, each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person. The undersigned hereby ratifies, confirms and approves all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on February 1, 2000.


          Signature                              Title

  /s/ Charles C. Hanebuth     President and Chief Executive Officer and Director
----------------------------   (principal executive officer)
     Charles C. Hanebuth

    /s/ William J. Jessie     Vice President-Finance and Chief Financial Officer
----------------------------   (Chief Accounting Officer)
       William J. Jessie

   /s/ Clifford R. Borland     Director
----------------------------
    Clifford R. Borland

    /s/ David C. Struve        Director
----------------------------
      David C. Struve

   /s/ Carl E. Edwards, Jr.    Director
----------------------------
    Carl E. Edwards, Jr.

    /s/ J. Marvin Quin II      Director
----------------------------
     J. Marvin Quin II


                          KENTUCKY ELECTRIC STEEL, INC.

                                  EXHIBIT INDEX

       Exhibit
       Number         Description
   --------------     ----------------------------------------------------------

          4.1 Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No. 33-67140) (the "Registration Statement").

          4.2         Bylaws of   the  Company,  incorporated  by  reference  to
                      Exhibit 3.2 to the Registration Statement.

          4.3 Amended and Restated Rights Agreement, dated September 1, 1999, by and between the Company and EquiServe Trust Company, N.A., incorporated by reference to Exhibit 4.8 to the Company's Form 8-K filed on September 14, 1999.

          5.1         Opinion of Counsel.

         23.1         Consent of Arthur Andersen LLP.

         24.1         Power of Attorney (included in Signature Page).